10-Q Exhibit 32.2: Certifications Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of the iShares® S&P GSCI™ Commodity-Indexed Trust (the “Trust”) and iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC (the “Investing Pool”) on Form 10-Q for the quarter ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael A. Latham, Chief Financial Officer of Barclays Global Investors International, Inc., the Sponsor of the Trust and Manager of the Investing Pool, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust and Investing Pool.

Date: May 15, 2007

/s/ Michael A. Latham
Michael A. Latham *
Chief Financial Officer
(Principal financial officer)

*	The Registrant is a trust and Co-Registrant is a limited liability company and Mr. Latham is signing in his capacity as an officer of Barclays Global Investors International, Inc., the Sponsor of the Registrant and Manager of the Co-Registrant.